SUPPLIER AUTHORIZATION AGREEMENT-PRODUCE U.S.

This Supplier Authorization Agreement - Produce (“Agreement”) is made as of the date set forth on the signature page (“Effective Date”) by and between 20/20 Produce Sales, Inc., a “C” Corporation, with a principal place of business at 480 22nd St., Heyburn, Idaho 83336 (“Supplier”), and Sysco Merchandising and Supply Chain, Inc., a Delaware corporation with a principal place of business at 1390 Enclave Parkway, Houston, Texas 77077 (“SMS”).

RECITALS

A.Sysco Corporation (“Sysco”), through its operating divisions, affiliates, and subsidiaries (each a “Sysco Company” and collectively the “Sysco Companies”), is a distributor of food and related non-food products to the foodservice industry.

B.SMS is the merchandising affiliate of Sysco which provides sourcing, merchandising and quality assurance services for Sysco and the Sysco Companies in order to provide Sysco Companies with Sysco brand and other products at competitive quality levels and prices. SMS also has authority to license third parties to manufacture, process and package SYSCO Brand Products (as defined in clause (i) of Recital C).

C.Supplier desires to sell the following foodservice products to SMS and/or the Sysco Companies for resale by the Sysco Companies to the foodservice industry (check all that apply):

[  ]  (i)  products bearing one or more of the Sysco trademarks, brands, logos, symbols, slogans, or packaging motifs (the “Sysco Trademarks”) but not bearing one or more of Supplier’s trademarks, brands, logos, symbols, slogans, or packaging motifs (“Supplier Trademarks”), which products are manufactured, packaged, and/or labeled in accordance with the specifications of SMS (“SYSCO Brand Products”); and/or

[  ]  (ii)  products bearing one or more of the Supplier Trademarks but not bearing any Sysco Trademarks (“Supplier Brand Products”).

All SYSCO Brand Products and Supplier Brand Products supplied under this Agreement are referred to collectively as the “Products.”

NOW THEREFORE, in consideration of the recitals above and the mutual promises herein contained, the parties agree as follows:

1.AUTHORIZATION. Subject to the terms and conditions of this Agreement, SMS hereby appoints and designates Supplier, as applicable and as elected in Recital C above, as a non-exclusive supplier during the Term (as defined in Section 6 hereof) of this Agreement to the Sysco Companies of (i) the SYSCO Brand Products and/or (ii) the Supplier Brand Products, in each case as mutually agreed by the parties from time to time. Nothing herein shall obligate SMS or any of the Sysco Companies to purchase any Products from Supplier during the Term of this Agreement. Unless otherwise agreed in writing by the parties, Supplier hereby authorizes SMS or any Sysco Company (each an “Ordering Entity”) to order Products from Supplier; provided, however, that SMS shall be the authorized Ordering Entity for corporate billed programs. Each such order will be subject to the terms of this Agreement.

NO REVISIONS MADE BY SUPPLIER TO THIS FORM DOCUMENT ARE BINDING ON SMS UNLESS APPROVED BY THE LEGAL DEPARTMENT OF SYSCO.

2.SYSCO BRAND PRODUCTS. If the parties have indicated their intent to have Supplier sell SYSCO Brand Products to SMS or the Sysco Companies by electing such product category in Recital C above, the additional terms set forth in Exhibit A shall apply, as applicable, to this Agreement, and such additional terms are incorporated herein for all purposes.

3.PRICING AND TAXES.

3.1Pricing Terms. The price of the Products sold by Supplier to SMS or the Sysco Companies and payment terms with respect thereto shall be mutually agreed to by the parties from time to time. If Supplier participates in the SMS corporate billing program (the “SMS Billing Program”), Supplier has executed or will execute a Centralized Billing Conversion Agreement that describes the responsibilities of SMS and Supplier under the SMS Billing Program. If applicable, the Centralized Billing Conversion Agreement is incorporated in this Agreement by this reference. All Suppliers are required to become a member of iTradeNetwork, the e-commerce method of trading, in order to facilitate the submission and confirmation of purchase orders and invoicing absent compelling circumstances. In the event Supplier has negotiated product pricing directly with any Sysco Company customer (“Deviated Pricing”) and in order that the Sysco Company can invoice such customer at the correct deviated price, Supplier agrees (i) that Supplier is solely responsible for providing SMS with current Deviated Pricing, including without limitation any contract price changes or contract extensions, and (ii) to indemnify Sysco, SMS and the Sysco Companies for the reasonable costs and expenses incurred by the Sysco, SMS and/or the Sysco Companies as the result of Supplier’s failure to timely provide current Deviated Pricing.

3.2Procurement Services. Supplier acknowledges and agrees that SMS, Sysco, and the Sysco Companies perform valued-added services for Supplier for which SMS, Sysco and the Sysco Companies are compensated in connection with the sale of the Products. These value-added services include regional and national marketing, freight management, consolidated warehousing, quality assurance and performance based product marketing. Supplier shall make no payments directly to employees of SMS, Sysco, or the Sysco Companies without the prior express written consent of SMS, Sysco, or the Sysco Companies, as the case may be.

3.3Allowance Program. SMS has an allowance program pursuant to a separate but integrated agreement substantially in the form attached hereto as Exhibit B (the “Allowance Program”) as may be amended from time to time by mutual agreement or pursuant to local earned income programs offered directly or indirectly to SMS or any of the Sysco Companies (including, without limitation, promotional funds, growth programs, or volume incentive program(s), whether oral or written). Supplier’s participation in the Allowance Program is required for all Product to be purchased by SMS.

SUPPLIER AUTHORIZATION AGREEMENT-PRODUCE U.S.

This Supplier Authorization Agreement - Produce (“Agreement”) is made as of the date set forth on the signature page (“Effective Date”) by and between 20/20 Produce Sales, Inc., a “C” Corporation, with a principal place of business at 480 22nd St., Heyburn Idaho 83336 (“Supplier”), and Sysco Merchandising and Supply Chain, Inc., a Delaware corporation with a principal place of business at 1390 Enclave Parkway, Houston, Texas 77077 (“SMS”).

RECITALS

A.Sysco Corporation (“Sysco”), through its operating divisions, affiliates, and subsidiaries (each a “Sysco Company” and collectively the “Sysco Companies”), is a distributor of food and related non-food products to the foodservice industry.

B.SMS is the merchandising affiliate of Sysco which provides sourcing, merchandising and quality assurance services for Sysco and the Sysco Companies in order to provide Sysco Companies with Sysco brand and other products at competitive quality levels and prices. SMS also has authority to license third parties to manufacture, process and package SYSCO Brand Products (as defined in clause (i) of Recital C).

C.Supplier desires to sell the following foodservice products to SMS and/or the Sysco Companies for resale by the Sysco Companies to the foodservice industry (check all that apply):

[  ]  (i)  products bearing one or more of the Sysco trademarks, brands, logos, symbols, slogans, or packaging motifs (the “Sysco Trademarks”) but not bearing one or more of Supplier’s trademarks, brands, logos, symbols, slogans, or packaging motifs (“Supplier Trademarks”), which products are manufactured, packaged, and/or labeled in accordance with the specifications of SMS (“SYSCO Brand Products”); and/or

[  ]  (ii)  products bearing one or more of the Supplier Trademarks but not bearing any Sysco Trademarks (“Supplier Brand Products”).

All SYSCO Brand Products and Supplier Brand Products supplied under this Agreement are referred to collectively as the “Products.”

NOW THEREFORE, in consideration of the recitals above and the mutual promises herein contained, the parties agree as follows:

1.AUTHORIZATION. Subject to the terms and conditions of this Agreement, SMS hereby appoints and designates Supplier, as applicable and as elected in Recital C above, as a non-exclusive supplier during the Term (as defined in Section 6 hereof) of this Agreement to the Sysco Companies of (i) the SYSCO Brand Products and/or (ii) the Supplier Brand Products, in each case as mutually agreed by the parties from time to time. Nothing herein shall obligate SMS or any of the Sysco Companies to purchase any Products from Supplier during the Term of this Agreement. Unless otherwise agreed in writing by the parties, Supplier hereby authorizes SMS or any Sysco Company (each an “Ordering Entity”) to order Products from Supplier; provided, however, that SMS shall be the authorized Ordering Entity for corporate billed programs. Each such order will be subject to the terms of this Agreement.

NO REVISIONS MADE BY SUPPLIER TO THIS FORM DOCUMENT ARE BINDING ON SMS UNLESS APPROVED BY THE LEGAL DEPARTMENT OF SYSCO.

2.SYSCO BRAND PRODUCTS. If the parties have indicated their intent to have Supplier sell SYSCO Brand Products to SMS or the Sysco Companies by electing such product category in Recital C above, the additional terms set forth in Exhibit A shall apply, as applicable, to this Agreement, and such additional terms are incorporated herein for all purposes.

3.PRICING AND TAXES.

3.1Pricing Terms. The price of the Products sold by Supplier to SMS or the Sysco Companies and payment terms with respect thereto shall be mutually agreed to by the parties from time to time. If Supplier participates in the SMS corporate billing program (the “SMS Billing Program”), Supplier has executed or will execute a Centralized Billing Conversion Agreement that describes the responsibilities of SMS and Supplier under the SMS Billing Program. If applicable, the Centralized Billing Conversion Agreement is incorporated in this Agreement by this reference. All Suppliers are required to become a member of iTradeNetwork, the e-commerce method of trading, in order to facilitate the submission and confirmation of purchase orders and invoicing absent compelling circumstances. In the event Supplier has negotiated product pricing directly with any Sysco Company customer (“Deviated Pricing”) and in order that the Sysco Company can invoice such customer at the correct deviated price, Supplier agrees (i) that Supplier is solely responsible for providing SMS with current Deviated Pricing, including without limitation any contract price changes or contract extensions, and (ii) to indemnify Sysco, SMS and the Sysco Companies for the reasonable costs and expenses incurred by the Sysco, SMS and/or the Sysco Companies as the result of Supplier’s failure to timely provide current Deviated Pricing.

3.2Procurement Services. Supplier acknowledges and agrees that SMS, Sysco, and the Sysco Companies perform valued-added services for Supplier for which SMS, Sysco and the Sysco Companies are compensated in connection with the sale of the Products. These value-added services include regional and national marketing, freight management, consolidated warehousing, quality assurance and performance based product marketing. Supplier shall make no payments directly to employees of SMS, Sysco, or the Sysco Companies without the prior express written consent of SMS, Sysco, or the Sysco Companies, as the case may be.

3.3Allowance Program. SMS has an allowance program pursuant to a separate but integrated agreement substantially in the form attached hereto as Exhibit B (the “Allowance Program”) as may be amended from time to time by mutual agreement or pursuant to local earned income programs offered directly or indirectly to SMS or any of the Sysco Companies (including, without limitation, promotional funds, growth programs, or volume incentive program(s), whether oral or written). Supplier’s participation in the Allowance Program is required for all Product to be purchased by SMS.

3.4Taxes. Unless otherwise agreed in writing or required by law, Supplier assumes exclusive liability for calculating and charging SMS and/or the applicable Sysco Company for all applicable sales, use, duties, VAT, excise, and other similar taxes, charges or contributions (“Sales and Use Taxes”) imposed on, with respect to, or measured by Supplier’s sale of Product under this Agreement. Supplier shall pay all such Sales and Use Taxes before delinquency. SMS will cooperate with Supplier at its reasonable request in order to assist Supplier in establishing that the sale of Products to SMS or the Sysco Companies is exempt from Sales and Use Taxes if such exemption is available under applicable law.

4.SUPPLIER BRAND PRODUCT SPECIFICATIONS. Supplier warrants that all Supplier Brand Products produced for sale to SMS or the Sysco Companies shall be manufactured in accordance with product specifications provided by Supplier (the “Supplier Specifications”). Supplier warrants that all packaging. and labeling, including ingredient statements, complies with provisions, to the extent applicable to Supplier Brand Products, of (i) the U.S. Customs marking regulations, the Federal Food, Drug and Cosmetic Act, the Federal Meat Inspection Act, the Federal Poultry Inspection Act, and all other applicable state and local laws, regulations and ordinances for all Supplier Brand Products intended for resale anywhere except Canada, and (ii) the Food and Drug Act of Canada and related regulations, the Consumer Packaging and Labeling Act and related regulations and applicable provincial, territorial and local laws, regulations and ordinances for all Supplier Brand Products intended for resale in Canada.

5.INDEMNIFICATION AND INSURANCE; COMPLIANCE MATTERS; DELIVERY.

5.1Indemnification and Insurance. Supplier acknowledges that the sale of any of the Products to SMS or any of the Sysco Companies, including but not limited to any sales of Products through any broker or re-distributor, is subject to that certain integrated Hold Harmless Agreement and Guaranty/Warranty of Product (“HHA”) by and between Supplier and Sysco, which is attached hereto as Exhibit C and is hereby ratified and remains in full force and effect. If there is no currently effective HHA, Supplier agrees to execute and deliver concurrently herewith an HHA substantially in accordance with Sysco’s current form of HHA. In accordance with the terms of the HHA, Supplier shall (i) promptly upon request of SMS furnish complete certified copies of all of Supplier’s insurance policies, including all endorsements, providing insurance coverages required to be maintained by Supplier in accordance with the terms of the HHA, and (ii) agree to accept tender of the defense of any Claim (as defined in the HHA), in writing, within ten (10) days of written receipt of notice of such Claim from SMS, Sysco, any Sysco Company, any of their respective designees, or any other indemnitee under the terms of the HHA.

5.2Supplier Indemnification against Infringement. Supplier shall defend, indemnify and hold harmless SMS, Sysco and the Sysco Companies, and each of their respective directors, officers, employees, contractors, and agents (collectively, the “Sysco Group”), from and against any and all actions, claims, costs (including without limitation, costs of investigation, litigation, and court costs), damages, demands, fines, interest, judgments, liabilities, losses, penalties, proceedings, suits (including appeal), and expenses (including, without limitation, reasonable attorneys’ fees) (collectively, “Claims”) brought by or on behalf of any person or entity arising out of or in connection with any allegation, in whole or in part, that the Sysco Group’s use, sale, distribution, or marketing of the Products or their packaging or labeling, infringes, misappropriates, dilutes, or violates the copyright, trade secret, trademark, trade dress, service mark, patent or any other proprietary right (including without limitation, moral, termination, privacy, or personality rights) of any person or entity, except to the extent that such Claim is covered by the indemnity set forth in Section 1.3 of Exhibit A, if applicable.

5.3Certificate of Compliance: If Supplier will manufacture, process or produce Products from a facility located within the United States or any territory thereof, Supplier agrees to the Incorporation of Obligations and Responsibilities in the form attached as Exhibit D hereto.

5.4Kosher Certification. In the event SMS requires any of the Products to be certified “Kosher” by a Kosher certification organization or if the Supplier Brand Products are certified “Kosher” by such an organization, Supplier agrees to (i) maintain its facilities where such Products are manufactured or packed in accordance with the requirements of such certifying organization, (ii) warrant that all such Products are Kosher, (iii) pay all costs and fees of such certifying organization in obtaining the “Kosher” certification for the Products, (iv) repurchase from SMS and the Sysco Companies all Products which are at any time determined by such certifying organization not to be in compliance with the “Kosher” certification standards and requirements, and (v) indemnify Sysco, SMS and the Sysco Companies for damages, costs and expenses incurred by foodservice customers as the result of the use of foods in their food production installations which breach the Kosher warranty in clause (ii) of this sentence. Supplier shall execute and deliver the Kosher Declaration in the form attached hereto as Exhibit E.

5.5Delivery. Unless otherwise mutually agreed in writing by the parties, if transportation is arranged by SMS or a Sysco Company, delivery shall occur and title and risk of loss shall transfer, when such Products are loaded into the transporter’s equipment at Supplier’s shipping point. In all other cases, delivery shall occur, and title and risk of loss shall transfer, when Product is received at the destination SMS or Sysco Company facility.

6.TERM AND TERMINATION. This Agreement shall have an initial term of one (1) year from the Effective Date and shall automatically renew for successive one (1) year periods, unless earlier terminated as described below (the initial term and any applicable renewal terms shall collectively be referred to as “Term”).

6.1Manner of Termination. This Agreement may be terminated as follows:

(a)By SMS or Supplier at least ninety (90) days prior to the end of the initial term or the then-applicable renewal term upon written notice of such party’s intent not to renew;

(b)By SMS at any time upon ninety (90) days prior written notice to Supplier;

(c)By either party (i) upon the filing of any petition in bankruptcy or the commencement of any proceeding relating to the relief or readjustment of indebtedness of the other party, (ii) upon the foreclosure of any of the other party’s facilities by any financial institution, or (iii) if the first party in good faith believes that the financial condition of the other party or the prospect of payment by the other party of any of its indebtedness becomes impaired;

(d)By either party in the event that the other party fails to perform or observe any of the material covenants and agreements of this Agreement, including, without limitation, production of the Products in accordance with their applicable specifications (as set forth in this Agreement, or if applicable, in Exhibit A), and such failure shall not be cured, in the reasonable judgment of the non-breaching party, within thirty (30) days after delivery by the non-breaching party of written notice of such failure to the breaching party;

(e)By SMS in the event of any sale of (i) substantially all of the assets of Supplier or (ii) a controlling equity interest in Supplier, including, but not limited to, a sale of, in the case of a corporation, greater than fifty percent (50%) of the issued and outstanding stock;

(f)By SMS in the event of any failure of Supplier to abide by the provisions set forth in Section 4 hereof (or Section 2 of Exhibit A, if applicable), including without limitation, any marking, labeling or food safety rules, regulations or procedures; and

(g)By SMS in the event of any breach of the obligations of Supplier as set forth in Sections 7 or 8.1 hereof.

6.2Certain Obligations on Termination. In the event of a termination of this Agreement pursuant to Sections 6.1(a) or (b) above, SMS will use reasonable good faith efforts to assist Supplier in selling any remaining Supplier inventories of SYSCO Brand Products to any Sysco Company prior to the effective date of such termination. Supplier agrees to cease all manufacturing, packaging, sales, and distribution of SYSCO Brand Products as of the effective date of any such termination, except where such termination arises from the failure of Supplier to comply with any marking, labeling, or food safety laws, rules, regulations or procedures or the impairment of Supplier’s financial condition as described in Section 6.l(c), in which event all such manufacture, packaging, and sales shall cease immediately. Supplier further agrees to (i) remove excess inventory of Products from inventory at SMS or any Sysco Company, and (ii) if applicable, refund the purchase price and pay for any remaining inventory of labels for such SYSCO Brand Products (limited to label inventory in excess of thirty (30) days) if this Agreement is terminated by SMS under Sections 6.l(c) through 6.1(g).

7.CONFIDENTIALITY. SMS and the Sysco Companies consider all information provided by SMS, Sysco or any Sysco Company hereunder, including specifically and without limitation, all EI Programs, promotional activities and pricing under this Agreement and all data concerning sales to particular customers of Sysco and/or the Sysco Companies (“Sysco Information”), as highly confidential information that is not to be shared with any person or entity that is not a party to this Agreement. Therefore, Supplier shall treat Sysco Information as confidential and shall not disclose the same to any third party, including without limitation any foodservice institutions which purchase Products through Sysco Companies or any other foodservice distributor, unless but only to the extent (i) required by law, or (ii) Sysco Information becomes part of the public domain through no fault of Supplier. If Supplier is ordered by a court of competent jurisdiction to disclose Sysco Information to a third party, it shall provide SMS as much advance notice as possible so as to permit SMS and Sysco to take appropriate steps, at SMS’s expense, to prohibit, control or limit the proposed disclosure of Sysco Information. The parties shall also comply with any additional confidentiality agreements between Sysco or SMS, on the one hand, and Supplier, on the other hand, and in the event of any conflict between this Section 7 of this Agreement and any such confidentiality agreements, the terms of this Agreement shall control.

8.ADDITIONAL OBLIGATIONS.

8.1Supplier Code of Conduct. Sysco has adopted a code of business conduct for suppliers in the form attached to this Agreement as Exhibit F (the “Code of Conduct”) that is incorporated into this Agreement. SMS asks each supplier to agree to the Code of Conduct as one aspect of the supplier’s relationship with SMS. Accordingly, Supplier agrees to be bound by the Code of Conduct. Supplier’s facilities which are located in the United States will not be subject to the Monitoring and Enforcement provision of the Code of Conduct for the purpose of third party inspections in order to monitor Supplier’s compliance with the Code of Conduct in recognition of (i) Supplier’s agreement to comply with Section 1, Legal Requirements, with respect to employees working at facilities located in the United States, which is deemed to be in compliance with Sections 3, 4, 5, 6, 7 and 8, respectively, based on compliance with applicable United States federal, state and local legal requirements (“US Laws”) regarding the subject matter of those sections of the Code of Conduct and (ii) enforcement of US Laws by applicable enforcement authorities and agencies.

8.2Recalls and Product Withdrawals. All Suppliers of SYSCO Brand are required to have an acceptable product recall program. Exhibit G sets forth the minimum requirements for Supplier’s product recall program. In recognition of the significant costs incurred by SMS and Sysco Companies in responding to recalls and withdrawals, SMS has established a schedule of fees and charges applicable in the event of a recall or withdrawal of any Product (the “Recall Fee Schedule”), a copy of which is attached as Exhibit H and incorporated into this Agreement. Upon receipt of a properly documented claim under the Recall Fee Schedule by SMS or a Sysco Company, Supplier agrees to pay such claim within thirty (30) days of receipt of such claim.

8.3Distressed Products. SMS has developed and adopted a salvage policy for distressed goods (the “Salvage Policy”) that provides guidance for Sysco suppliers, transporters and forward warehouses, in the form attached to this Agreement as Exhibit I and incorporated into this Agreement. Supplier agrees to comply with the Salvage Policy for all SYSCO Brand Products.

8.4Equal Brokerage. In the event Supplier utilizes the services of a broker in connection with the sale of the SYSCO Brand Products, Supplier agrees that any payments to such broker to facilitate the sales of SYSCO Brand Products shall compare fairly and equitably to any payments by Supplier to such broker to facilitate the sales of similar Supplier Brand Products.

9.ASSIGNMENT. Supplier acknowledges that SMS has entered into this Agreement because of the unique technical abilities, capabilities and credit-worthiness of Supplier. Therefore, Supplier may not assign this Agreement or any rights obtained hereunder or delegate or subcontract any duty of performance owed by Supplier hereunder without the prior written approval of SMS. Any assignment made in contravention of this Section 0 shall be null and void for all purposes. For purposes of this Section 9, a sale, assignment or transfer of (i) substantially all of the assets of Supplier or (ii) a controlling equity interest in Supplier, including, but not limited to, a sale, assignment or transfer of, in the case of a corporation, greater than fifty percent (50%) of the issued and outstanding stock, shall be deemed an assignment.

10.RELATIONSHIP OF PARTIES. Nothing in this Agreement shall be deemed or construed by the parties or by any third parties as creating a relationship of principal and agent, partnership, or joint venture between the parties, it being understood and agreed that no provision contained herein or act of the parties shall be deemed to create any relationship between the parties other than the relationship of buyer and seller. Neither party shall have, nor hold itself out as having, any right, power or authority to assume, create, or incur any expenses, liability, or obligation on behalf of the other party, except as expressly provided herein.

11.GOVERNING LAW; FORUM; CONSENT TO JURISDICTION. This Agreement, and all the rights and duties of the parties arising out of, in connection with, or relating in any way to the subject matter of this Agreement or the transactions contemplated by it, shall be governed by, construed, and enforced in accordance with the laws (excluding conflict of laws rules which would refer to and apply the substantive laws of another jurisdiction) of (i) for Suppliers selling product to SMS and/or Sysco Companies located in the United States, the State of Texas, and (ii) for Suppliers selling product only to SMS and/or Sysco Companies located in Canada, the Province of Ontario. Any suit or proceeding to be brought under clause (i) above may be brought in any state or federal court located in Harris County, Texas and any suit or proceeding to be brought under clause (ii) above may be brought in any court of competent jurisdiction in Ontario, and each party consents to the personal jurisdiction of said state and federal courts, as applicable, and waives any objection that such courts are an inconvenient forum.

12.CERTIFICATION REGARDING DEBARMENT, SUSPENSION OR INELIGIBILITY FOR GOVERNMENT CONTRACTS. Supplier certifies, to the best of its knowledge and belief, that the Supplier and/or any of its principals:

(a)Are not presently debarred, suspended, proposed for debarment, or declared ineligible for the award of contracts by any Federal agency;

(b)Have not, within a three-year period preceding this offer, been convicted of or had a civil judgment rendered against them for (i) commission of fraud or a criminal offense in connection with obtaining, attempting to obtain, or performing a Federal, state or local government contract, or subcontract, (ii) violation of Federal or state antitrust statutes relating to the submission of offers, or (iii) commission of embezzlement, theft, forgery, bribery, falsification or destruction of records, making false statements, tax evasion, or receiving stolen property; and

(c)Are not presently indicted for, or otherwise criminally or civilly charged by a government entity with, commission of any of these offenses.

For the purposes of this certification, “principals” means officers, directors, owners, partners and persons having primary management or supervisory responsibilities within a business entity (such as general manager, plant manager, head of a subsidiary, division, or business segment, and similar positions).

13.NOTICE. Any notice, request, instruction, waiver or other documents must be given under this Agreement by any party to the other in writing, delivered personally, or by certified mail, postage being paid, or by a nationally recognized, next-day delivery service (such as Federal Express or UPS), addressed as may be specified by proper written notice hereunder, and shall be effective when received by the party to which it is addressed.

If to SMS:	Sysco Merchandising and Supply Chain, Inc.
1390 Enclave Parkway
Houston, Texas 77077-2099
Facsimile: (281) 584-1249
Telephone: (281) 584-1390
Attention: Executive Vice President,
Merchandising Services

with copy to (which copy shall not constitute notice)
Sysco Corporation
1390 Enclave Parkway
Houston, Texas 77077-1390
Facsimile: (281) 584-2510
Telephone: (281) 584-2546
Attention: General Counsel

If to Supplier:

14.SURVIVAL. The provisions of Sections 4, 5.2, 7, 8.2, 8.3, 11 and 12 of this Agreement and Sections 1.2, 1.3 and 2.1 through 2.6 of Exhibit A to this Agreement shall survive the termination of this Agreement.

15.PUBLICITY. Supplier agrees that it will not disclose the existence of this Agreement to any third party except as required by law, nor will it issue any press release or other announcement or create any marketing materials that make reference to SMS or Sysco for any reason without the prior written consent of SMS or Sysco, as the case may be.

16.ENTIRE AGREEMENT. Except for existing agreements concerning pricing of Products which Supplier is already selling to the Sysco Companies, earned income and credit terms relating to such sales, any Centralized Billing Conversion Information and Acknowledgement relating to such sales, confidentiality agreements and any existing or subsequent sourcing bid award agreements between the parties (which existing pricing, earned income programs, credit terms, Centralized Billing Conversion Information and Acknowledgement, confidentiality agreements and bid award agreements are incorporated in this Agreement by reference), and this Agreement together with the exhibits hereto and Sysco Companies’ agreements referenced herein is a multi-entity integrated agreement and constitutes a single integrated transaction and the entire understanding among the parties with respect to the subject matter hereof and supersedes all negotiations and prior discussions and writings between the parties. The parties further agree that the transactions and obligations contemplated hereby are closely intertwined. Unless otherwise provided herein, no modifications to this Agreement shall be binding on either party unless made in writing and signed by duly authorized representatives of both parties. If any provision(s) of this Agreement should be found invalid, void or unenforceable, in whole or in part, the balance of this Agreement shall not be affected by that determination, and the parties shall, by amendment of this Agreement, promptly replace such provision(s) with a reasonable new provision or provision(s) which, as far as legally possible, shall approximate what the parties intended by the original provision(s). In the event of any conflict between this Agreement and any addenda, exhibits, or other attachments, the terms of this Agreement shall govern. Orders for Products placed by SMS or the Sysco Companies pursuant to this Agreement are subject to their express terms and are deemed to incorporate the terms of this Agreement. Supplier agrees that terms or conditions accompanying any order acceptance, delivery, invoice or other documents submitted by Supplier to SMS or any Sysco Company that conflict with or are in addition to the terms contained in this Agreement are of no force or effect.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Supplier:	SMS:
20/20 Produce Sales, Inc.	Sysco Merchandising and Supply Chain, Inc.

By: /s/ Mark Williams	By:
Company Officer	Vice President or Above
Name: Mark D. Williams	Name:
Title: Chief Operation Officer	Title:

EXHIBIT LIST

Exhibit A	SYSCO Brand Products Provisions

Exhibit B	Allowance Program

Exhibit C	Hold Harmless Agreement and Guaranty/Warranty of Product

Exhibit D	Incorporation of Derivative Government Contract Obligations and Responsibilities

Exhibit E	Kosher Certification Acknowledgement

Exhibit F	Supplier Code of Business Conduct
Attachment A - Receipt of Payment or Gifts

Exhibit G	Recall Communications Program

Exhibit H	Recall Fee Schedule

Exhibit I	Salvage Policy
Attachment A - Hold Harmless Agreement and Release

EXHIBIT A

SYSCO BRAND PRODUCTS PROVISIONS

TERMS APPLICABLE TO SYSCO BRAND PRODUCTS

1.SYSCO TRADEMARK LICENSE

1.1Sysco License. During the Term of this Agreement, SMS hereby grants to Supplier the non-exclusive right to use the Sysco Trademarks on and in relation to its sale of the SYSCO Brand Products to SMS and the Sysco Companies. Such use of the Sysco Trademarks shall be in accordance with the instructions and guidelines of SMS as provided to Supplier from time to time. Supplier acknowledges and agrees that it is only authorized hereunder to sell the SYSCO Brand Products to SMS and the Sysco Companies, and sales or distribution to any other parties are expressly prohibited, except as otherwise expressly permitted in writing by SMS.

1.2Limited Use of Sysco Trademarks. Supplier agrees that during the Term and after the termination of this Agreement it shall not use any of the Sysco Trademarks or any words or marks confusingly similar thereto in connection with the manufacture, use, sale or distribution of any products which are not sold exclusively to SMS or the Sysco Companies.

1.3Sysco Indemnification Against Infringement. SMS shall defend, indemnify and hold harmless Supplier and its directors, officers, employees, contractors, and agents (collectively, the “Supplier Group”), from and against any and all actions, claims, costs (including without limitation, costs of investigation, litigation, and court costs), damages, demands, fines, interest, judgments, liabilities, losses, penalties, proceedings, suits (including appeal), and expenses (including, without limitation, reasonable attorneys’ fees) (collectively, “Claims”) brought by or on behalf of any person or entity to the extent arising out of or in connection with any allegation that the Sysco Trademarks infringe, misappropriate, dilute, or violate the trade secret, trademark, trade dress or service mark of any person or entity.

1.4Termination. Except as otherwise provided herein and in the Agreement, use of the Sysco Trademarks by Supplier shall cease effective as of the termination date of this Agreement.

2.PRODUCT SPECIFICATIONS AND PACKAGING STANDARDS

2.1Standards for SYSCO Brand Products. Supplier warrants that all SYSCO Brand Products produced for sale to SMS or the Sysco Companies shall be manufactured in accordance with the product specifications approved by SMS which have previously been provided to or acknowledged by Supplier (the “SMS Specifications”). Supplier further agrees to package and label the SYSCO Brand Products in accordance with the instructions and guidelines of SMS as provided in Section 2.4 of this Exhibit A below. Notwithstanding the foregoing, Supplier shall ultimately be responsible for assuring that all SYSCO Brand Product packaging and labeling, including ingredient statements, if applicable, comply with provisions, to the extent applicable to Supplier’s SYSCO Brand Products sold pursuant to this Agreement, of (i) the U.S. Customs marking regulations, the Federal Food, Drug and Cosmetic Act, the Federal Meat Inspection Act, the Federal Poultry Inspection Act, and all other applicable federal, state and local laws, regulations and ordinances, for all SYSCO Brand Products intended for resale anywhere except Canada, and (ii) the Food and Drug Act of Canada and related regulations, the Consumer Packaging and Labeling Act and related regulations and applicable provincial, territorial and local laws, regulations and ordinances for all SYSCO Brand Products intended for resale in Canada.

Exhibit A-1

2.2Independent Audit Program. All Suppliers of SYSCO Brand Products are required to participate in SMS’s Independent Audit Program. Suppliers may choose from one of several SMS approved auditing agencies for completion of a Food Safety/Sanitation Audit during each calendar year. Supplier must achieve the minimum scores in order to maintain approval to supply SYSCO Brand Product. Supplier is responsible for all audit costs. Suppliers will be required to have one or more of the following types of audits: (i) Independent Audit Program - Domestic (Food Safety / Food Security); (ii) Independent Audit Program - Imports (Food Safety / Food Security); (iii) Good Agricultural Practices Audit; (iv) Integrated Pest Management / Sustainable Agriculture Audit; and/or (v) Animal Handling & Welfare Audits. Supplier will receive further information detailing the requirements for the Independent Audit Program upon approval as a SYSCO Brand supplier, including but not limited to information for access to the Specification Database for the purpose of entering product specifications in the SMS Quality Assurance format. If a Supplier facility has an acceptable rating based on the initial audit conducted by Sysco Quality Assurance Department (“QA”) personnel (the “Initial Audit”), Supplier will then be required to pay a one-time registration fee for access to the Specification Database. Final approval to initiate packing of SYSCO Brand Product will NOT be granted until this invoice is paid. Final packaging approval will not be granted until ALL specifications are entered into the Specification Database and copies are on file at Supplier’s facility. SMS will work with Supplier to establish one or more of the following monitoring/verification programs for SYSCO Brand Products: (i) structured on-line evaluations by Supplier with results sent to QA, (ii) routine analytical testing or microbiological testing compared to defined standards, (iii) submission of finished product samples to QA on a routine basis for evaluation, (iv) development of a complaint-tracking program, and/or (v) routine visits by QA personnel and/or contract inspectors to Supplier’s manufacturing plant to evaluate processes and products.

2.3Failure to Meet Standards. In addition to other remedies that may be available to SMS or Sysco, if any of the SYSCO Brand Products fail to meet the SMS Specifications, Supplier agrees that, except for SYSCO Brand Products which are destroyed by Supplier, it shall dispose of or arrange for the disposal of such SYSCO Brand Products in accordance with the directives, procedures and/or instructions of Sysco and/or SMS or as otherwise required by law or regulation.

2.4Packaging and Labeling. Supplier will package all SYSCO Brand Products in compliance with SMS packaging and labeling specifications provided by SMS from time to time (“Packaging Specifications”). In situations where there are no Packaging Specifications, Supplier will provide SMS with sample packaging to review and approve, and will attach a data sheet that includes the appropriate physical, performance and graphic properties listed below.

Packaging Specifications include, but are not limited to, the physical, performance and graphic characteristics for both inner and exterior packaging, including physical characteristics such as weight and thickness, performance characteristics such as tensile strength and burst strength, and graphics quality, color, size and readability, including bar codes. No changes may be made to the materials used to package SYSCO Brand Products that affect the cost or performance of the package without the prior written approval of SMS.

Supplier shall review all Packaging Specifications and shall notify SMS if (i) the Packaging Specifications or any proposed labels may fail to comply with applicable law and industry standards, and (ii) Supplier believes the Packaging Specifications or any proposed Product labels may infringe the intellectual property rights of any third party.

Exhibit A-2

2.5Ownership of Packaging. All packaging and labeling artwork, logos and specifications (including but not limited to all Packaging Specifications, symbols, slogans, or packaging motifs) created, designed and/or produced for use with the SYSCO Brand Products, excluding the Supplier Trademarks (the “Packaging”), and all Intellectual Property Rights (as that term is later defined herein) related to the Packaging, shall be the sole and exclusive property of Sysco and/or SMS. Supplier hereby irrevocably assigns all of Supplier’s right, title and interest in the Packaging and related Intellectual Property Rights to SMS. The parties acknowledge that to the full extent applicable, the Packaging shall be deemed works made for hire under the United States copyright laws. In the event that some or all of the Packaging is determined not to be a work made for hire under the United States copyright laws, Supplier hereby irrevocably assigns the copyright in the Packaging including all rights thereunder to SMS in perpetuity. Supplier agrees to execute such further documents and perform such other acts as SMS may reasonably deem necessary, useful or convenient to evidence or perfect the rights of SMS defined in this Section 2.5. For purposes of this Agreement, “Intellectual Property Rights” shall mean all copyright, patent, trade secret, trademark, moral, termination, authorship, right of publicity and other proprietary rights, but not including ownership rights in the Supplier Trademarks which shall remain with Supplier.

2.6Non-use and Confidentiality of Specifications. Supplier agrees that the SMS Specifications shall only be used in connection with the production and/or packaging by Supplier of SYSCO Brand Products and that Supplier will not communicate or disclose to any other person, firm or corporation at any time, whether during the Term of this Agreement or thereafter, the SMS Specifications or any other information with respect to the content or formulation of the SYSCO Brand Products.

Exhibit A-3

EXHIBIT B

ALLOWANCE PROGRAM

See attached Allowance Program agreement.

Exhibit B

EXHIBITC

HOLD HARMLESS AGREEMENT AND GUARANTY/WARRANTY OF PRODUCT

Sysco Corporation and/or its Affiliates

ATTN: Vice President of Merchandising

1390 Enclave Parkway

Houston, Texas 77077

Gentlemen:

The undersigned person or entity (“Seller”), for value received, hereby represents and agrees as follows:

1.The articles contained in any shipment or delivery made by Seller, its subsidiaries or divisions (a “Product”) made to or on the order of Sysco Corporation, its subsidiaries, affiliates or divisions (collectively referred to as “Buyer”) are hereby guaranteed, as of the date of such shipment or delivery, for Product other than meat and poultry, (a) to not be adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act (the “Act”), and (b) to not be an article which cannot be introduced into interstate commerce under the provisions of Sections 404 and 505 of the Act;

for meat and poultry Product only, (c) not to be adulterated or misbranded within the meaning of the Federal Meat Inspection Act and the Poultry Products Inspection Acts, and (d) is not an article which cannot be introduced into interstate commerce under said Acts; and

for all Product, (e) to be fit for human consumption, and (f) to be in compliance with all applicable federal, state and local laws.

2.Seller agrees to defend, indemnify and hold harmless Buyer and its employees, agents, representatives, directors and customers (individually, an “Indemnitee”) from all actions, suits, claims, demands, and proceedings (“Claims”), and any judgments, damages, losses, debts, liabilities, penalties, fines, costs and expenses (including reasonable attorneys’ fees) resulting therefrom, including but not limited to enforcement of the terms of this Hold Harmless Agreement and Guaranty/Warranty of Product (“Agreement and Guaranty”), whether arising out of contract, tort, strict liability, misrepresentation, violation of applicable law and/or any similar cause whatsoever:

(i)brought or commenced by federal, state or local governmental authorities against any Indemnitee alleging that any Product shipped or delivered by Seller to or on the order of Buyer did not, as of the date of delivery, meet the guaranty set forth in Paragraph 1; or

(ii)brought or commenced by any employee (statutory or other), agent, representative, officer and director of Seller or its contractors and subcontractors for personal injury, death or loss or damage of property arising out of or alleged to have arisen out of any occurrence or alleged occurrence on owned, leased, permanent, or temporary property or premises of Buyer, whether or not such Claims are caused or alleged to be caused by the joint and/or concurrent negligence of Buyer; provided, however, that Seller’s indemnification obligation shall not apply to the extent that Claims are caused by the sole negligence of Buyer; or

Exhibit C-1

(iii)brought or commenced by any person or entity against any Indemnitee for the recovery of damages, including but not limited to, the injury, illness and/or death of any person, or loss or damage of property, arising out of or alleged to have arisen out of (a) the delivery, sale, resale, labeling, use or consumption of any Product, or (b) the negligent acts or omissions of Seller; provided, however, that Seller’s indemnification obligations hereunder shall not apply to the extent that Claims are caused by the negligence of the Indemnitee seeking indemnification. Notwithstanding the foregoing limitation on Seller’s indemnification obligations, Seller shall defend each Indemnitee for all Claims until such time as a preponderance of the evidence exists that the Claims are caused by the negligence of such Indemnitee; provided however, that Seller’s defense obligations with respect to the remaining Indemnitees shall continue until terminated as provided in this sentence.

Standard Form Revised 09-17-07	Sellers Initials

Seller’s agreement to maintain and provide insurance on behalf of Buyer under Paragraph 3 is a result of the requirement for indemnity and defense outlined in Paragraph 2. Indemnitee shall notify Seller promptly of the service of process or the receipt of actual notice of any Claim. Seller shall have a reasonable opportunity to defend against such Claim, at the Seller’s sole expense and through legal counsel reasonably acceptable to the Indemnitees, provided that Seller proceeds in good faith, expeditiously and diligently, and provided further that such defense by Seller shall not jeopardize Indemnitees’ defenses to such Claim. Each Indemnitee shall, at its option and expense, have the right to participate in any defense undertaken by Seller with legal counsel of its own selection. The Indemnitees shall provide Seller with reasonable cooperation in Seller’s investigation and defense of any Claim, at the Seller’s expense.

3.Seller agrees to maintain in effect insurance coverage with reputable insurance companies covering workers’ compensation and employers’ liability, automobile liability, commercial general liability, including product liability and excess liability, all with such limits as are sufficient in Buyer’s reasonable judgment, to protect Seller and Buyer from the liabilities insured against by such coverages, and, upon request of Buyer, Seller shall promptly furnish complete certified copies of all of Seller’s insurance policies, including all endorsements, evidencing such coverages. Seller’s insurance described herein shall be primary and not contributory with Buyer’s insurance. Seller shall furnish a certificate evidencing the obligation of its insurance carriers not to cancel or materially amend such policies without thirty (30) days prior written notice to Buyer. In addition, Buyer shall be named as an additional insured with respect to (i) the commercial general liability policy including products liability, using form CG 20 15 Broad Form Vendor’s Endorsement or its equivalent, (ii) the automobile liability policy, and (iii) excess/umbrella liability policies by way of following-form provisions or otherwise. All policies shall provide waivers of subrogation in favor of Buyer. The obligation to provide insurance set forth in this paragraph is separate and independent of all other obligations contained in this Agreement and Guaranty.

4.If any portion of this Agreement and Guaranty is ruled invalid for any reason, such ruling shall not affect the other portions of this Agreement and Guaranty, and all remaining covenants, terms and conditions of this Agreement and Guaranty shall remain in full force and effect. Seller agrees that any State or Federal Court in any jurisdiction in which Buyer purchases or distributes any Products shall be a proper (but not exclusive) place of venue for any Claims, and Seller further irrevocably waives any claim that any such court lacks jurisdiction over it and agrees not to plead or claim, in any legal action or proceeding with respect to a Claim brought in any of the aforesaid courts, that any such court lacks jurisdiction over it or that such court is located in an inconvenient forum.

Exhibit C-2

5.This Agreement and Guaranty is continuing and shall be in full force and effect and shall be binding upon Seller with respect to each and every Product shipped or delivered to or on the order of Buyer by the Seller before the receipt of the Buyer of written notice of revocation thereof. In the event Seller (i) sells or transfers substantially all of its assets or the assets of any of its subsidiaries or (ii) sells or transfers a controlling equity interest in Seller or any such subsidiary, including, but not limited to, a sale of, in the case of a corporation, of the issued and outstanding equity securities representing greater than fifty percent (50%) of the voting power in the election of directors(in the case of either or (ii), a “Change of Control”), this Agreement and Guaranty shall remain in full force and effect and shall be binding upon Seller with respect to any Product shipped or delivered to or on the order of Buyer by Seller or any such subsidiary prior to the later of (x) receipt by Buyer of written notice of the Change of Control (y) the effective date of the Change of Control.

6.This Agreement and Guaranty constitutes the final, complete and exclusive agreement between the parties concerning the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, written or oral, between the parties with respect thereto, and supersedes any form guaranty, warranty, or other indemnification tendered by Seller, whether before or after the date hereof.

Dated this 19th day of September, 2014.

20/20 Produce Sales, Inc.

Name of Company, Seller

/s/ Mark D. Williams

Signature of Authorized Officer and Title

Street Address

City, State and Zip Code

Standard Form Revised 09-17-07

Exhibit C-3

EXHIBIT D

INCORPORATION OF DERIVATIVE GOVERNMENT

CONTRACT OBLIGATIONS AND RESPONSIBILITIES

SYSCO CORPORATION AND ITS AFFILIATED OPERATING COMPANIES,

INCLUDING SYSCO MERCHANDISING AND SUPPLY CHAIN, INC.

The undersigned supplier (“Supplier”) to Sysco Corporation, or any of its operating affiliates or subsidiaries (collectively, “Sysco Companies”), including without limitation Sysco Merchandising and Supply Chain, Inc. (“SMS”), certifies its compliance with and agrees to continue compliance with all obligations and responsibilities, including but not limited to its employment-related obligations and responsibilities, that are derivative of Supplier’s status as a subcontractor (“Derivative Obligations”) to the Sysco Companies through all purchase orders and contracts issued or entered into (or hereafter entered into) by, with or for the purchase of materials, supplies or services furnished by Supplier to or on order of the Sysco Companies pursuant to purchase orders and contracts with any federal, state or local agency (collectively, “Sysco Contracts”) and/or through any federal, state or local statute, regulation, Executive Order or other authority which is or becomes applicable at or during the term of the Sysco Contract. Supplier further acknowledges the incorporation by reference in the Sysco Contracts of its Derivative Obligations. These Derivative Obligations may include requirements under the Equal Employment Opportunity Clause; Affirmative Action for Disabled Veterans of the Vietnam Era, Disabled Workers and/or Women and Minorities; Pre-award On-site Equal Opportunity Compliance Review; Standard Form 1000 (EE0-1) Reports; Drug Free Workplace Act; Rehabilitation Act; Executive Order 11246; Executive Order 13201; Maintenance of Integrated Facilities; the Clean Air Act and the Clean Water Act.

Supplier further agrees that Supplier will timely comply with all filing, notice, posting and certification requirements of the Derivative Obligations; that Supplier will promptly notify Sysco Companies of any material change in status; that Supplier will permit inspections, reviews and audits under the Derivative Obligations, and that Supplier will obtain certifications prior to and following any award by Supplier of any non-exempt subcontracts under the Sysco Contracts, as may be required by the Sysco Contract or applicable law.

Exhibit D

EXHIBIT E

KOSHER CERTIFICATION ACKNOWLEDGEMENT

KOSHER DECLARATION

The undersigned supplier (“Supplier”) agrees that the following provisions are automatically made part of and a supplement to all purchase orders and contracts issued or entered into by Sysco Corporation or any of its affiliates, subsidiaries or operating companies, including without limitation, Sysco Merchandising and Supply Chain, Inc., for the purchase of materials, supplies or services furnished by Supplier.

1.KOSHER CERTIFICATION

In the event that any of Supplier’s products are certified Kosher by any Kosher Certification Organization, please identify the Certification Organization and attach supporting documentation in evidence of such certification.

KOSHER CERTIFIED:	Yes	No

KOSHER CERTIFICATION ORGANIZATION:

2.EXECUTION AND RETURN OF FORM

Please return completed form to:

Sysco Merchandising and Supply Chain, Inc.

1390 Enclave Parkway

Houston, Texas 77077-2099

ATTENTION: _________________________

Certified by:

(FULL OR LEGAL NAME OF SUPPLIER)

Signature:

PRINTED NAME:

Title:

Exhibit E

EXHIBIT F

SYSCO CORPORATION SUPPLIER CODE OF CONDUCT

Overall Standard

This Sysco Corporation Supplier Code of Conduct (this “Code”) applies to all vendors and suppliers of Sysco Corporation and its operating subsidiaries, affiliates and divisions (collectively, “Sysco”), including the merchandising affiliate of Sysco Corporation, the Sysco Merchandising and Supply Chain, Inc.

As stated in Sysco’s Code of Business Conduct and Ethics (“Sysco’s Code of Ethics”), the highest legal, moral and ethical standards of honesty, integrity and fairness are to be practiced in the conduct of Sysco’s affairs. In order to meet this standard, Sysco requires that each of its suppliers and each of their facilities that supply goods to Sysco must operate and act in full compliance with this Code and with all applicable United States and foreign national, state or regional, local and other laws and regulations. This Code also applies to affiliates and subcontractors of suppliers and to their respective facilities to the extent those facilities supply goods for ultimate sale to Sysco.

If a supplier is in compliance with Section 1, Legal Requirements, with respect to employees working at facilities located in the United States, it will be deemed to be in compliance with Sections 3, 4, 5, 6, 7 and 8, respectively, and compliance with those sections will be measured by compliance with applicable United States federal, state and local legal requirements regarding the subject matter of those sections of this Code.

Specific Requirements

1.Legal Requirements. Sysco suppliers must comply with all applicable national, state or regional, and local laws and regulations in the countries in which they operate.

2.Limitations on Gifts and Gratuities. To maintain high ethical standards and to avoid the appearance of impropriety, Sysco directors, officers and employees will not give or receive payments or gifts in exchange for business opportunities with customers, vendors, suppliers, governmental entities or other Sysco employees, in accordance with Sysco’s Code of Ethics and Section VI of the Guidelines for Multinational Enterprises published by the Organization for Economic Co-operation and Development (the “Guidelines”). Sysco vendors and suppliers will neither accept nor give payments or gifts to Sysco directors, officers or employees or to third parties in exchange for business opportunities in accordance with Sysco’s Code of Ethics and Section VI of the Guidelines. If a supplier is in compliance with Sysco’s Code of Ethics and Section 1, Legal Requirements, with respect to employees working at facilities located in the United States, it will be deemed to be in compliance with Section 2 with respect to such facilities and employees.

3.Human Rights. Sysco will only initiate and renew contractual relationships with suppliers that do not violate basic human rights, as defined in the United Nation Declaration of Human Rights (“UNDHR”), the Core Conventions of the International Labor Organization (“ILO”), and the ILO Declaration on Fundamental Principles and Rights at Work.

4.Child Labor. ILO Core Convention No. 138 generally does not permit children under the age of 15, or 14 in less developed countries, with certain exceptions noted therein, to work in any occupation. Sysco expects its suppliers to conduct their respective businesses that produce goods for Sysco in full compliance with this stated principle.

Exhibit F-1

5.Freedom of Association. Sysco suppliers must provide their employees with the right to freely associate and organize and to bargain collectively in accordance with applicable ILO Core Conventions Nos. 87 and 98 where not prohibited under applicable law or required by international agreements.

6.Forced Labor - Physical Coercion. Sysco will not knowingly work with any supplier that uses forced, bonded, indentured or slave labor nor will Sysco knowingly tolerate the use of physical or mental coercion or corporal punishment.

7.Wages and Benefits. Sysco’s intention is to do business only with suppliers who comply with minimum wage and overtime legal requirements, and suppliers will comply with all such requirements. In countries that set a maximum work week, suppliers will comply with such requirements.

8.Discrimination. In accordance with ILO Core Conventions Nos. 100 and 111, and in accordance with Article 2 of the UNDHR, suppliers must not discriminate at its supplier facilities on the basis of race, gender, religion, ethnicity, nationality or political beliefs.

9.Health and Safety. Sysco requires that all facilities where goods are produced for Sysco must provide a safe and healthy work environment for all the employees. When housing is provided, it should also be clean and safe.

10.Environment. Sysco has a commitment to the communities in which it operates and a responsibility for the environments we impact. Sysco seeks to work with suppliers that share this commitment.

11.Confidentiality. Sysco suppliers will keep all supply agreements and Sysco customer information confidential, including pricing and marketing allowances and all SYSCO Brand product specifications; and, such information will not be released to third parties without the prior written consent of Sysco unless compelled by a court of competent jurisdiction. This restriction will not apply to information known to a supplier which now or subsequently becomes known to the public through no fault of the supplier, and applies to agents and employees of Sysco suppliers, including brokers and their personnel.

12.No Retaliation. Sysco suppliers will employ a no retaliation policy that permits workers to speak with Sysco staff without fear of retaliation by supplier management. Sysco suppliers will seek suppliers that will also follow this no retaliation policy.

Monitoring and Enforcement

Sysco commits to independent third party monitoring of its suppliers. As a condition of doing business with Sysco, a supplier must allow Sysco and/or its representatives or agents unrestricted access to each of its facilities and to all relevant records at all times, without advance notice, for the purpose of monitoring compliance with this Code. Sysco and/or its representatives or agents will comply with supplier’s reasonable safety rules applicable to presence at supplier’s facilities.

If a supplier violates this Code, either generally or with respect to a particular supplier facility, Sysco may either terminate its business relationship, generally or with the affected facility, or may require the affected facility to implement a corrective action plan. Sysco will continue to develop its monitoring systems to assess and ensure compliance with this Code.

Exhibit F-2

Attachment A to

SYSCO CORPORATION AND SYSCO OPERATING COMPANIES

SUPPLIER CODE OF BUSINESS CONDUCT

(excerpt from Sysco Corporation Code of Business Conduct)

5.Receipt of Payments or Gifts

Except as permitted under Paragraph 2 above, no associate, officer or director (in connection with his or her efforts or role as a director of Sysco Corporation), associate or officer shall request or accept any payment or other significant thing of value in exchange for business opportunities or that has as its purpose, or potential purpose, or may appear to have as its purpose, improperly influencing the business relationships between Sysco and such Business Associates.

This prohibition applies to any Business Associates with whom Sysco has an existing or prospective relationship known to such associate, officer or director. In our continuing effort to maintain high ethical standards and to avoid appearances of impropriety, it is required that all associates, officers and directors decline any such payment or gift, except to the extent specifically permitted by this Section 4 of the Code.

Notwithstanding the foregoing, a non-cash token of appreciation such as a meal, gift box, sporting event tickets, or similar items can be accepted if the value of such gift does not exceed $250.00.

Furthermore, no associate, officer or director (in connection with his or her efforts or role as a director of Sysco Corporation) may accept any gift whose value exceeds $250.00, participation in supplier promotional activities, vacation packages, hotel accommodations, trips or other similar items of value from any Business Associate with whom Sysco has a business relationship unless he or she has fully disclosed the details of such item and obtained prior approval as follows: (i) in the case of an Operating Company associate, from the President/ Chief Executive Officer of his or her Operating Company; (ii) in the case of an Operating Company President or Executive Vice President, from the Senior Vice President to whom he or she reports: (iii) in the case of Corporate associate, from the Executive Vice President to whom his or her department reports; (iv) in the case of Corporate officer, from the senior executive to whom he or she reports; (v) in the case of the President of Sysco Corporation, from the Chief Executive Officer of Sysco Corporation; (vi) in the case of a director, from the Chairman of the Board of Directors of Sysco Corporation; and (vii) in the case of the Chairman of the Board, from the Presiding Director. Gifts in the form of cash or checks are strictly prohibited.

Although gifts valued at $250 or less may be accepted without prior disclosure and approval, corporate officers and Operating Company Chief Executive Officers are responsible for ensuring that there is no abuse or violation of Sysco’s ethical standards in the receipt of gifts by associates. Therefore, corporate officers and Operating Company Chief Executive Officers may implement, at their discretion, procedures for monitoring the receipt of gifts to ensure that there is no abuse in the receipt of gifts by associates or violations of the Sysco’s ethical standards. Corporate officers and Operating Company Chief Executive Officers must take appropriate action where the receipt, frequency or offer of gifts compromises business integrity or otherwise violates or has the potential to violate the Code.

Exhibit F-Attachment A

EXHIBIT G

RECALL COMMUNICATIONS PROGRAM

SYSCO Brand Suppliers are required to have a recall program in place. The policy must contain basic components that are evaluated during the Initial Audit. Product recalls are an ever more increasing fact of business. When manufacturers find a problem either with the safety or quality of their products it is incumbent upon them to remove the product from the distribution system. As Sysco grows and becomes an even bigger part of the distribution system our involvement in product recalls and withdrawals has grown as well.

A basic tenet of effective crisis management is efficient and comprehensive communications. All involved have to be aware of the situation and their responsibilities. The Sysco Quality Assurance Department (“QA”) has taken the lead in this regard and has developed a recall communication system designed to notify all involved, in as rapid a manner as possible, of the details of any product recall/withdrawal situation, as well as any responsibilities they might have. Guidelines have been developed to facilitate communication between the recalling firm/supplier and Sysco Operating Companies involved. This plan minimizes disruption and describes, step by step, the procedure to follow in the event of a recall.

These communications in no way relieve the recalling firm/supplier of their duty to communicate directly with each Sysco Operating Company involved. If a recalling firm/supplier fails to act in a manner appropriate to the situation, QA may recommend to operating companies that product be held from further distribution.

INITIATION OF RECALL

QA should be alerted, simultaneously with the Sysco Operating Companies, by a supplier about a recall. Official notification should be received on the recalling firm’s company letterhead from a senior management level employee.

COMMUNICATION FROM RECALLING FIRM

It is the recalling firm’s primary responsibility to notify their consignees, in this case the Sysco Operating Companies that received the affected product. QA requires a copy of any recall notification that the supplier forwards to any affected Sysco Operating Company or any of its subsidiaries. The information (operating company & item specific) should be ascertained and communicated to QA as soon as possible (preferably simultaneously with the Sysco Operating Companies receiving the information, but certainly as soon as possible thereafter.)

Please be advised, we are not asking your company to notify QA in lieu of your responsibility to contact the Sysco Operating Companies. Instead, we are asking that you notify QA in addition to notifying the Sysco Operating Companies affected by any product recall.

COMMUNICATION TO OPERATING COMPANIES

Recall communications from QA to the Sysco Operating Companies follow a general outline that is used to effectively communicate all pertinent information for proper resolution. This involves QA guiding the involved parties throughout the process. QA confirms all pertinent information directly with the recalling firm. If the recalling firm refuses to provide appropriate recall/withdrawal information, it may be necessary for QA to issue a notice to Sysco Operating Companies regarding product they may have received.

Exhibit G-1

A notification containing all the specific information is generated and e-mailed to the Sysco Operating Companies involved with the recall. The recall notification from QA to the Sysco Operating Companies will contain the following information. Therefore QA would prefer that the supplier’s notification be constructed similarly.

1.Item description

2.SUPC#

3.Identifying codes

4.How to read codes on product

5.Class of recall

6.Reason of recall

7.Depth of recall

8.Explanation of risk

9.Indication if a regulatory agency was contacted

10.Sysco Operating Companies involved

11.Amount of product shipped to each Sysco Operating Company

12.Instructions, which may include product hold, product disposition, depth of recall, completion and return of forms

13.Name and number of supplier contact(s)

Any additional information for a specific recall will be communicated in the same manner, describing further guidance in resolving a product recall to ensure public safety.

All internal Sysco announcements regarding a recall and its progress are to be made by QA. All calls from the media or the general public must be referred to the Sysco Corporate Communications Department.

COMMUNICATION TO CUSTOMERS

Sysco Operating Companies are responsible for communication directly to their customers. Depending on the urgency of the recall action, this may be done either via telephone or written communication via fax, US post, or an expedited delivery service.

As a courtesy to Sysco’s multi-unit account customers, QA will send notification to an identified contact at the customer’s corporate office informing them of relevant recall actions.

Exhibit G-2

SYSCO OPERATING COMPANY RECALL COORDINATORS’ RESPONSIBILITIES

The Chief Financial Officer (“CFO”) at each Sysco Operating Company location maintains the ultimate responsibility for each recall action involving the Operating Company. Therefore the CFO is included in the distribution list for recall communications. In the event that recall information is communicated via telephone, the CFO is the individual that QA will initially make contact with.

It is common practice for Sysco Operating Companies to assign an individual other than the CFO as the recall coordinator.

The CFO and/or recall coordinator will have the following responsibilities related to the recalls:

•Ensure that the directions provided in the recall notice recall are acted on in a timely manner.

•Utilize forms provided to ensure that all recall actions are properly documented.

•Carefully identify and document all costs associated with the recall.

•Refer calls from the media or the general public to the Sysco Corporate Communications Department.

•Update QA upon any change to the recall coordinator’s contact information.

•In the event that the Sysco Operating Company has been contacted by the recalling firm in advance of receiving notice from QA, confirm with recalling firm that they have notified QA of the recall action. If not, provide them with the QA contact information below.

SYSCO QUALITY ASSURANCE DEPARTMENT CONTACTS:

Susan Linn, Director, Regulatory & Technical Service

E-Mail: Linn.Susan@corp.Sysco.com

Phone: 281.584.1398

Fax: 281.584.2772

Mark Mignogna, Vice President, Quality Assurance

E-Mail: Mignogna.Mark@corp.Sysco.com

Phone: 281.584.1399

Fax: 281.584.1240

Exhibit G-3

EXHIBIT H

RECALL FEE SCHEDULE

Sysco Corporation

Product Recall Fees & Charges

In order to recoup Sysco’s administrative and physical handling costs associated with product recalls, or any other similar action whereby product is held or brought backwards through the system, due to quality or food safety/security reasons, the following schedule of fees and charges will be instituted. Note that this policy covers both Sysco operating companies and any Sysco re-distribution centers that carry recalled products. All fees and charges set forth herein are subject to change upon notice to supplier.

1.Base Fee. There will be a minimum charge to the supplier of $200** for each operating company or re-distribution center involved in a product recall. If the charges calculated below exceed $200**, there will be no base fee for that particular operating company or re distribution center.

2.Customer Notification Fee. There will be a charge to the supplier of $20** per customer for every customer notified, even if the customer has no product to return or destroy. This fee covers, among other things, the establishment of the affected customer list, phone contact, faxes, and/or priority/registered mail costs.

3.Product Handling Fee. There will be a charge to the supplier of Sysco’s delivered cost (AP cost) plus $5** per case for any product in inventory at the operating company or re distribution center. If product is shipped back to the supplier, the supplier is responsible for the freight charges associated with these returns. In addition, if recall notification to our company occurs after close of business on Thursday of a business week, a $60.00** per warehouse man hour will be assessed to cover special handling warehouse activities.

4.Customer Returns/Credit Fee.

(a)Sysco will charge suppliers for product returned or destroyed by customers based upon the sell price to the customer.

(b)In addition to this fee, any cases returned to the operating company will be subject to a $12** per case Product Handling Fee.

5.Dump/Disposal Fee. There will be a charge to the supplier for any costs associated with disposing of affected product. This would include but not be limited to costs such as rendering the product inedible, disposal fees for hazardous waste, taking the product to a landfill, obtaining extra onsite dumpsters, etc.

**US Dollars

Exhibit H

EXHIBIT I

SALVAGE POLICY FOR SYSCO BRAND PRODUCTS

Suppliers, transporters and warehousemen (“Salvage Agent”)may need to dispose of products bearing a trademark, trade name or trade dress of Sysco Corporation (“Sysco”) or one of its affiliated entities (the “SYSCO Brand Products”) that have been involved in an incident where the quality of such product may have been impacted, such as a temperature excursion, shipping accident or mishandling or storage mishandling by parties other than Sysco (whether or not the supplier arranged freight or storage) (an “Incident”). Salvage Agents may only dispose of SYSCO Brand Products under the following policy or as otherwise approved in writing by the Sysco Quality Assurance Department. Products involved in an Incident are classified and treated as follows:

Acceptable Products are products that exhibit the following attributes. Acceptable Products may be returned to normal inventory.

♦Sound shipping cartons

♦Containers free of crushing

♦Sound label integrity

♦Internal product integrity the same as normal inventory.

♦The age of the product is within the specified shelf life or the product quality has not been compromised and the movement of such product can be expedited.

♦Product does not exhibit any apparent signs of temperature abuse.

Salvage Products are products that exhibit the following attributes. Salvage Products may ONLY be sold as salvage or destroyed and may NOT be returned to normal inventory.

♦Product has quality issues not related to wholesomeness.

♦Packaging and containers are intact but may show signs of soiling and moderate crushing.

♦The product is beyond shelf life but the wholesomeness and container integrity is not compromised.

♦Temperature abuse that does not affect wholesomeness or critically affect the performance, functionality, and quality of the product.

All products to be salvaged shall be defaced in one of the following ways:

♦“Salvage - Sold As Is” shall be stamped or stenciled on two sides or on one side and the top of the Sysco primary container where the product description and or product code information is printed.

♦Products with internal packaging bearing Sysco graphics that potentially could be sold separately as individual units will also be marked “Salvage - Sold As Is.”

♦Products that are donated to a charitable organization and will not be resold are not required to have each carton marked “Salvage - Sold As Is.”

♦Prior to the release of the Salvage Product, the Salvage Agent must obtain an executed copy of the attached Hold Harmless Agreement and Release (Attachment A) from the Salvage Vendor or Charitable Organization in the event of a sale or donation of Salvage Products.

Products to be Destroyed are products that are not wholesome and may exhibit the following attributes. These products are to be destroyed and may NOT be sold as salvage or be returned to normal inventory.

♦Any exposed product.

♦Product with severely crushed cases.

♦Temperature distress resulting in loss of wholesomeness.

♦Quality issues that compromise the wholesomeness of the product.

All USDA products to be destroyed must be denatured according to applicable USDA regulations. Sysco Quality Assurance will physically verify all products designated for dumping. Photographic evidence will be filed as necessary to document dumping of large quantities.

Exhibit I

Attachment A to Salvage Policy

HOLD HARMLESS AGREEMENT and RELEASE

(Salvage Product Only)

Sysco Corporation and/or its Affiliates

ATTN: Vice President of Merchandising

1390 Enclave Parkway

Houston, Texas 77077-2099

Gentlemen:

The undersigned person or entity (“Recipient”) for value received, hereby acknowledges that product delivered to Recipient by Sysco (as defined below) is damaged, out-of-date, or otherwise distressed food or nonfood-related products (“Salvage Product(s)”). For the delivery, sale or resale of Salvage Product by Recipient (in which case Recipient is hereinafter referred to as a “Salvage Vendor”) or the use or consumption of Salvage Product solely by Recipient (in which case Recipient is hereinafter referred to as a “Charitable Organization”), Recipient, either as Salvage Vendor and/or as Charitable Organization, agrees as follows:

1.Salvage Vendor agrees to defend indemnify and hold harmless Sysco Corporation, its subsidiaries, affiliates and divisions (collectively referred to as “Sysco”) and its employees, officers, directors and customers (individually, an “Indemnitee”) from all actions, suits, claims and proceedings (“Claims”), and any judgments, damages, fines, costs and expenses (including reasonable attorneys’ fees) resulting therefrom, brought or commenced by any person or entity against any Indemnitee for the recovery of damages for the injury, illness and/or death of any person or damage to property, arising out of or alleged to have arisen out of (a) the delivery, sale, resale, use or consumption of any of the Salvage Products, or (b) the negligent acts or omissions of Salvage Vendor.

2.Salvage Vendor agrees to maintain in effect insurance coverage with reputable insurance companies, insurance coverage for worker’s compensation and employers’ liability, comprehensive general liability, and warehouseman’s liability, all with such limits as are sufficient in Sysco’s reasonable judgment. Salvage Vendor shall furnish a certificate evidencing the obligation of its insurance carriers not to cancel or materially amend such policies without thirty (30) days prior written notice to Sysco. In addition, Sysco shall be named as an additional insured with respect to the comprehensive general, product, automobile and excess liability coverages specified herein and all such policies shall provide a waiver of subrogation in favor of Sysco.

3.In consideration of the donation of Salvage Product to Charitable Organization, Charitable Organization agrees to waive, release and forever discharge Indemnitees from any and all liability, actions, claims and proceedings and any judgments, damages, fines, costs and expenses (including reasonable attorneys’ fees) for the recovery of damages for injury, illness and/or death or damage to property, arising out of or alleged to have arisen out of the negligent acts or omissions of Charitable Organization, its officers, agents and employees.

4.Further, in spite of Sysco’s attempts to provide only Salvage Product that is fit for human consumption, Recipient agrees to not resell or use any of the Salvage Products which Recipient determines may not be suitable for human consumption.

Dated this 19th day of September, 2014.

______________________________________

Name of Recipient (Salvage Vendor and/or

Charitable Organization)

By: /s/ Mark D. Williams, COO

Signature of Authorized Official and Title

480 22nd Street

Heyburn, ID 83336

Exhibit I-Attachment